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                 CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

        We consent to the reference to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.

                                /s/ Interstate/Johnson Lane Corporation
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                                INTERSTATE/JOHNSON LANE CORPORATION

September 24, 1998